================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CALIBER SYSTEM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           [CALIBER SYSTEM INC. LOGO]

                              CALIBER SYSTEM, INC.
                              3925 EMBASSY PARKWAY
                               AKRON, OHIO 44333

Dear Shareholder:

-------------------------------------------------------------------------

     You are cordially invited to attend the Annual Meeting of Shareholders of Caliber System, Inc., to be held at the Quaker Square Hilton Inn, 135 South Broadway, Akron, Ohio, at 9:00 a.m. Eastern Daylight Time, on Wednesday, May 14, 1997.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

     We look forward to seeing you at the meeting.

                                         Very truly yours,

                                         /s/ Daniel J. Sullivan
                                         Daniel J. Sullivan
                                         Chairman, President and
                                         Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 14, 1997

     The Annual Meeting of Shareholders of Caliber System, Inc., will be held Wednesday, May 14, 1997, at 9:00 a.m. Eastern Daylight Time, at the Quaker Square Hilton Inn, located at 135 South Broadway, Akron, Ohio, for the following purposes:

     1. To elect eight directors to the Board of Directors.

        Eight nominees to be presented for election will be George B. Beitzel, Richard A. Chenoweth, Norman C. Harbert, Harry L. Kavetas, Charles R. Longsworth, G. James Roush, Daniel J. Sullivan and H. Mitchell Watson, Jr., who are presently members of the Board of Directors of the Company.

     2. To ratify the designation of Ernst & Young LLP as the independent auditors of the Company for 1997.

     3. To consider such other business as may properly be brought before the meeting.

     Shareholders of record at the close of business on March 25, 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof.

     By order of the Board of Directors.

                                         J. E. Lynch, Jr.
                                         Secretary

Akron, Ohio
April 14, 1997

                                PROXY STATEMENT

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Caliber System, Inc. (the Company), an Ohio corporation, of proxies to be used at the Annual Meeting of Shareholders to be held Wednesday, May 14, 1997, at 9:00 a.m. Eastern Daylight Time, at the Quaker Square Hilton Inn, located at 135 South Broadway, Akron, Ohio, or any adjournment thereof.

     The NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, this PROXY STATEMENT and the form of PROXY are being mailed to shareholders on April 14, 1997. A copy of the Company's Annual Report on Form 10-K may be obtained without charge by writing the Corporate Secretary at P. O. Box 5459, Akron, Ohio 44334-0459.

                      RECORD DATE AND VOTING REQUIREMENTS

     The record of shareholders entitled to vote was taken as of the close of business on March 25, 1997. At that date, the Company had outstanding and entitled to vote 38,924,620 shares of common stock without par value. Each share of common stock entitles the holder to one vote on all matters properly brought before the Annual Meeting, including the election of directors.

     The Company has adopted a policy allowing shareholders the opportunity to request confidential treatment of their proxy votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Annual Meeting. Confidential treatment will not apply when disclosure is required by law or under circumstances such as a proxy contest.

     Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you expect to attend in person, you are encouraged to return the enclosed proxy. Your vote is important. You may revoke your proxy at any time prior to the exercise of the powers it confers.

     The Board of Directors has designated R. A. Chenoweth, Director; J. E. Lynch, Jr., Vice President, General Counsel and Secretary; and D. J. Sullivan, Chairman, President and CEO, as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions. Shares will be voted by the Proxies, or their substitutes, for the election as directors of the eight nominees, unless a shareholder requests voting of his shares be withheld for any one or more of the nominees for director; for the designation of Ernst & Young LLP; and, in the discretion of the Proxies, on such other business as may properly come before the Annual Meeting.

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than those set forth herein. Should any other matter be properly presented for action at the Annual Meeting, the enclosed proxy card confers upon the Proxies the discretionary authority to vote on such matter in accordance with their judgment.

     The representation, in person or by proxy, of at least a majority of the total number of outstanding shares of Company common stock entitled to vote is necessary to constitute a quorum for any business to be transacted at the Annual Meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and non-votes are counted as present in determining whether the quorum requirement is satisfied. A non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and non-votes will be treated as votes against proposals presented to shareholders other than election of directors.

         PRINCIPAL HOLDERS OF COMPANY COMMON STOCK ON FEBRUARY 28, 1997

     Other than those named in the following table, the Company knows of no person owning of record or beneficially more than 5% of the outstanding common stock entitled to vote.

------------------------------------------------------------------------------------------------------------------------
                                          SHARES IN        % OF         SHARES         % OF                     TOTAL %
         NAME AND ADDRESS OF             VOTING TRUST     VOTING       OUTSIDE        VOTING       TOTAL       OF VOTING
          BENEFICIAL OWNER                   (A)          STOCK      VOTING TRUST     STOCK       SHARES         STOCK
------------------------------------------------------------------------------------------------------------------------
Sarah Roush Werner                         2,601,239        6.68         805,922(b)    2.07      3,407,161(b)     8.75
  P. O. Box 611
  Marysville, Washington 98270
The GAR Foundation                         1,673,972        4.30         624,484       1.60      2,298,456        5.90
  Robert W. Briggs and
  National City Bank,
  Northeast, Trustees
  One Cascade Plaza
  Akron, Ohio 44308
G. James Roush                             2,000,000        5.14          92,345(c)    0.24      2,092,345(c)     5.38
  P.O. Box 3123
  Seattle, Washington 98009
Other Shareholders                           267,660        0.69         336,789       0.87        604,449        1.56
                                           ---------       -----       ---------       ----      ---------        ----
Total                                      6,542,871       16.81       1,859,540       4.78      8,402,411       21.59

Roadway Express, Inc. 401(k) Stock                                                               2,449,873        6.30
Savings Plan
  P.O. Box 471
  Akron, Ohio 44309-0471
Franklin Resources, Inc.                                                                         2,646,214(d)     6.80
  777 Mariners Island Blvd.
  San Mateo, CA 94404

--------------------------------------------------------------------------------

(a) Pursuant to the terms of the Voting Trust of June 1, 1966, as amended and restated effective November 1, 1992, and extended for a term ending October 31, 2002, the voting trustees, R. A. Chenoweth and G. J. Roush, have authority to attend all meetings of the shareholders, to exercise consents and to vote the shares relative to the election of directors and any other matter that may be brought before the shareholders; provided that in the case of certain proposals involving major decisions concerning the Company or its assets, the voting trustees are to request instructions from each Voting Trust beneficiary and, if such instructions are received, must vote in accordance with such instructions. Except as set forth in the Voting Trust Agreement, the beneficiaries of the Voting Trust have an annual noncumulative right to withdraw approximately 5% of the shares deposited on their behalf. The business address of R. A. Chenoweth is P. O. Box 1500, 50 South Main Street, Akron, Ohio 44309.

(b) Includes 108,056 shares outside the Voting Trust as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(c) Includes 47,908 shares held on behalf of the family of Mr. Roush as to which he disclaims beneficial ownership.

(d) Based on information received from Franklin Resources, Inc. (FRI), includes shares that are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of FRI. The advisory contracts grant to such advisory subsidiaries all voting and investment power over the securities owned by such advisory clients. FRI and each of the advisory subsidiaries disclaim beneficial ownership of the shares.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Restated Amended Code of Regulations of the Company provides that the Board of Directors shall consist of ten members, except that either the shareholders or the directors by resolution may change the number at any time. The Board has fixed the number of directors at eight and recommends that the present eight directors be elected for the ensuing year and until their successors are elected and qualified. All nominees have consented to being named and to serve if elected. If any nominees for director become unavailable, the Proxies will be voted for such substitute nominees, if any, as may be nominated by the Board.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The information appearing in the following table, regarding principal occupation or employment and name and principal business of the corporation or other organization in which such occupation or employment is carried on, covers at least the last five years. The period during which each nominee has served as a director of the Company includes service as a director of Roadway Express, Inc. prior to 1982. Except as otherwise noted, each person named in the following table has sole voting and investment power over the shares beneficially owned.

---------------------------------------------------------------------------------------------------------------
                                                                             SHARES BENEFICIALLY
                                       PRINCIPAL OCCUPATION,                     OWNED AS OF           % OF
         NAME                       OTHER DIRECTORSHIPS AND AGE               FEBRUARY 28, 1997    VOTING STOCK
---------------------------------------------------------------------------------------------------------------
George B. Beitzel       Director, various corporations. Formerly Senior
  Director since 1986   Vice President and Director of International
                        Business Machines Corporation, a manufacturer of
                        computers and office equipment, from 1972 to 1987.
                        Director: Bankers Trust New York Corporation,
                        Bitstream, Inc., ComputerTask Group, Phillips
                        Petroleum Company, Rohm and Haas Company, TIG
                        Holdings, Xillix Technologies Corporation.
                        Chairman, The Colonial Williamsburg Foundation, and
                        Chairman Emeritus, Amherst College. Age 68.                     7,452   (a)(c)    0.02

Richard A. Chenoweth    Principal of Buckingham, Doolittle & Burroughs, a
  Director since 1980   Legal Professional Association, Akron, Ohio. Age
                        71.                                                             4,903   (a)       0.01

Norman C. Harbert       Chairman, President and Chief Executive Officer of
  Director since 1981   The Hawk Corporation, a venture capital company
                        investing in industrial firms, since 1988.
                        Director: Second Bancorp, New West Eyeworks. Age
                        63.                                                             5,438             0.01

Harry L. Kavetas        Executive Vice President and Chief Financial
  Director since 1996   Officer, Eastman Kodak Company, a manufacturer of
                        photographic and office equipment, Rochester, New
                        York, since 1994. Formerly Vice President of
                        International Business Machines Corporation and
                        Director, President and Chief Executive Officer of
                        IBM Credit Corporation. Director: Lincoln National
                        Corporation and Lincoln Life and Annuity Company of
                        New York. Age 59.                                               3,705   (c)       0.01

Charles R. Longsworth   Chairman Emeritus of The Colonial Williamsburg
  Director since 1989   Foundation, a colonial restoration museum and hotel
                        complex, since 1994, Chairman in 1992 and 1993 and
                        President and Chief Executive Officer from 1979 to
                        1992. Director: Crestar Financial Corporation,
                        Houghton Mifflin Co., Saul Centers, Inc., Virginia
                        Eastern Shore Corporation. Chairman of the Board of
                        Trustees, Amherst College. Age 67.                              2,887             0.01

---------------------------------------------------------------------------------------------------------------
                                                                             SHARES BENEFICIALLY
                                       PRINCIPAL OCCUPATION,                     OWNED AS OF           % OF
         NAME                       OTHER DIRECTORSHIPS AND AGE               FEBRUARY 28, 1997    VOTING STOCK
---------------------------------------------------------------------------------------------------------------
G. James Roush
  Director since 1969   Private investor. Seattle, Washington. Age 68.              2,092,345   (a)(c)    5.38

Daniel J. Sullivan      Chairman since October 1995; President and Chief
  Director since 1990   Executive Officer since August 1995; President and
                        Chief Operating Officer from January 1994 to August
                        1995; Senior Vice President and President-National
                        Carrier Group during 1993; Vice President and
                        President-National Carrier Group during 1992; Vice
                        President and Group Executive from July 1990
                        through 1991 and President of RPS, Inc. through
                        June 1990. Age 50.                                             35,779   (b)       0.09

H. Mitchell Watson,     President, Sigma Group of America, a consulting
  Jr.                   company, Westport, Connecticut, since December
  Director since 1995   1992; President and Chief Executive Officer, ROLM
                        Company, a communications and electronics company,
                        Norwalk, Connecticut, from 1989 to 1992. Director:
                        Praxair, Inc. and PlastiLine, Inc.; Director and
                        President of Helen Keller International. Member of
                        the Board of Trustees of the Interdenominational
                        Theology Center at Atlanta University. Age 59.                  3,064   (c)       0.01

--------------------------------------------------------------------------------

(a) Includes shares owned by family members of the nominees as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,288 shares; Mr. Chenoweth, 416 shares; and Mr. Roush, 47,908 shares.

(b) Includes 9,360 shares held by Mr. Sullivan, pursuant to the Caliber System, Inc. Stock Bonus Plan (Stock Bonus Plan) and Caliber System, Inc. Employee Stock Ownership Plan (Employee Stock Ownership Plan) as of December 31, 1996.

(c) In addition to the beneficially owned shares listed in the table, the following directors have Caliber stock units credited to their deferred compensation accounts as of December 31, 1996: Mr. Beitzel, 11,816; Mr. Kavetas, 2,448; Mr. Roush, 11,358; and Mr. Watson, 911. The accounts reflect awards under the Nonemployee Directors' Stock Retainer Plan, prior retainers and/or meeting fees that have been deferred as units under the Deferred Compensation Plan.

BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors of the Company has an Audit Committee, a Compensation Committee, a Director Affairs Committee, an Executive and Finance Committee, and a Planning Committee.

     The members of the Audit Committee are G. B. Beitzel, R. A. Chenoweth, H.
L. Kavetas, C. R. Longsworth and H. M. Watson, Jr. During 1996, the Committee reviewed the audit plan developed by the Company's independent auditors and the professional services provided by them to assure their independence. Additionally, the Audit Committee reviewed the annual financial statements prepared by management prior to their issuance and met with the independent auditors to review their opinion on the annual financial statements and the results of their audit procedures. The Committee also reviewed, in consultation with the independent auditors and the Company's Director of Internal Audit, the adequacy of the Company's internal controls.

     The members of the Compensation Committee are N. C. Harbert, C. R. Longsworth, G. J. Roush and H. M. Watson, Jr. The Committee recommends compensation for officers of the Company.

     The members of the Director Affairs Committee are G. B. Beitzel, R. A. Chenoweth and G. J. Roush. During 1996, the Committee selected nominees to be elected directors and officers of the Company. Written recommendations for director nominees to be elected at the 1998 Annual Meeting that are addressed to
G. J. Roush, Chairman of the Director Affairs Committee, at the Company's principal offices and received before December 15, 1997, will be considered by the Director Affairs Committee.

     The members of the Executive and Finance Committee are G. B. Beitzel, H. L. Kavetas, C. R. Longsworth, G. J. Roush and D. J. Sullivan. The Committee makes recommendations for capital expenditures and other financial matters and may act for the Board of Directors between its regular meetings.

     The members of the Planning Committee are G. B. Beitzel, N. C. Harbert, D.
J. Sullivan and H. M. Watson, Jr. The Committee reviews plans developed by management for the strategic direction of the Company.

     During 1996, the Board of Directors met 11 times. The Audit Committee met 5 times; the Compensation Committee met 12 times; the Director Affairs Committee met 4 times; the Executive and Finance Committee met 8 times; and the Planning Committee met twice. Average attendance at the meetings of the Board and the meetings of all its committees was 95.91%.

                             DIRECTOR COMPENSATION

     During 1996, all nonemployee directors of the Company were entitled to receive an annual retainer of 900 shares of common stock under the Stock Retainer Plan and (a) an annual retainer of $2,000 for each committee membership, and (b) an additional sum of $1,000 for each meeting of the Board or a committee, except when held the same day as a meeting of the Board or another committee, in which case an additional sum of $600 was paid. Additionally, the chairman of each committee (except officers of the Company) was entitled to receive an annual retainer of $3,000. For 1997, the fee arrangement will remain the same.

     Five compensation plans were in effect during 1996 for nonemployee directors. These include the Caliber System, Inc. 1989 Nonemployee Directors' Stock Plan (the 1989 Stock Plan); its successor, the Caliber System, Inc. 1994 Nonemployee Directors' Stock Plan (the 1994 Stock Plan); the Caliber System, Inc. Nonemployee Directors' Stock Retainer Plan (the Stock Retainer Plan); the Caliber System, Inc. Directors' Deferred Compensation Plan (the Deferred Compensation Plan); and the Caliber System, Inc. Retirement Plan for Nonemployee Directors (the Retirement Plan).

     THE 1989 STOCK PLAN: The 1989 Stock Plan was approved by the shareholders at the Annual Meeting held in May 1989. No additional grants of options or shares will be made under the 1989 Stock Plan.

     THE 1994 STOCK PLAN: The 1994 Stock Plan was approved by the shareholders of the Company at the Annual Meeting held in May 1994. In 1994, Messrs. Beitzel, Chenoweth, Harbert, Longsworth and Roush were each awarded 1,887 shares of common stock having an aggregate fair market value at the time of $125,014, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 7,548 shares of common stock at an adjusted exercise price of $55.06 per share. In 1995, Mr. Watson was awarded 2,797 shares of common stock having a fair market value of $124,991, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 11,188 shares of common stock at an adjusted exercise price of $37.14 per share. In 1996, Mr. Kavetas was awarded 3,205 shares of common stock having a fair market value of $124,995, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 12,820 shares of common stock at a price of $39.00 per share.

     The shares and option rights are subject to forfeiture and cancellation according to a formula. Two years after the grant, depending on the fair market value of a share, either 40% of the shares awarded will vest free of restrictions and the related option rights will be canceled, or such option rights will become exercisable and the related shares will be forfeited. Thereafter, 20% of such shares or related option rights will become nonforfeitable or exercisable annually, on the same basis. During 1996, the restrictions on 755 shares of common stock awarded in 1994 under the 1994 Stock Plan to Messrs. Beitzel, Chenoweth, Harbert, Longsworth and Roush were removed and options to purchase 3,020 shares at $55.06 per share were canceled.

     THE STOCK RETAINER PLAN: Under the Stock Retainer Plan, each nonemployee director of the Company is entitled to 900 shares of common stock as the annual retainer portion of his compensation for service as a director of the Company effective as of the date of each Annual Meeting of Shareholders. The number of shares to be granted to a nonemployee director elected at any time other than the Annual Meeting would be prorated. None of the shares granted under this Plan are subject to forfeiture in the event of the termination of a director's service prior to completion of his term.

     THE DEFERRED COMPENSATION PLAN: Under the Deferred Compensation Plan, any nonemployee director of the Company may elect to defer receipt of all or a portion of the compensation payable to him for services as a member of the Board of Directors or any committee thereof. Cash compensation that is deferred under the Plan may earn interest at a formula rate or may be credited in units equal in value to the average price of shares of common stock acquired by the Stock Bonus Plan during the year in which such amounts are payable. Each credited unit is payable in cash based on the fair market value of common stock at the time of payment. The portion of the nonemployee directors' annual compensation that is paid in shares of common stock may also be deferred. This portion of deferred compensation is credited as units while in the Plan and is payable in shares of common stock. Deferred amounts will be payable upon termination of service as a director, or on certain earlier dates, as requested by the director. Messrs. Beitzel, Kavetas and Roush participate in the Plan by deferring annual compensation that is paid in cash and shares. They have elected the credited units alternative for the deferral of cash compensation. Mr. Watson participates by deferring only the portion of his annual compensation that is paid in shares of common stock.

     THE RETIREMENT PLAN: Under the Retirement Plan, a nonemployee director is entitled to receive an annual retirement benefit equal to the annual retainer in effect during the year of his retirement. Payment of such benefit will commence upon termination of service as a director. Payments will be made in quarterly installments for the joint lives of the retired director and his surviving spouse until the number of such payments equals the total number of quarters of his service as a director. The Retirement Plan also provides an additional annual retirement benefit payable in cash equal to the market value of 200 shares of common stock as of December 31 of the year prior to the year in which the additional benefit is paid. A director must have served a minimum of five years on the Board in order to receive the additional benefit. If a director has served at least five years but less than eight years at the time of his retirement, the additional benefit will be paid annually thereafter for a period of eight years, limited to the joint lives of the retired director and his spouse. If a director has served for at least eight years at the time of his retirement, the additional benefit will be paid annually thereafter until the number of such payments equals the total number of years of his service as a director, limited by the joint lives of the retired director and his spouse. At its February 14, 1996 meeting, the Board of Directors voted to amend the Retirement Plan to cease crediting service as a director as of the end of the second quarter of 1996. Nonemployee directors with benefits accrued under the Plan through the end of the second quarter of 1996 who retire in the future will receive an annual benefit equal to the retainer in effect during 1995 plus, for directors with at least five years of service at the end of the second quarter, the additional retirement benefit payable in cash equal to the market value of 200 shares of common stock as described above.

     NONEMPLOYEE DIRECTOR CHARITABLE AWARD PROGRAM: As part of its overall program to promote the mutual interest of the Company and its nonemployee directors in charitable giving, the Company, in 1991, established a Nonemployee Director Charitable Award Program that is funded by life insurance policies on the lives of nonemployee directors. Upon the death of a nonemployee director (or certain other qualifying events), the Company will donate up to $1 million (or its actuarial equivalent) to one or more qualifying charitable organizations recommended by the individual director, funded entirely by insurance proceeds. Individual directors derive no financial benefit from this program since all available deductions for tax purposes accrue solely to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     George C. Roush, M.D., a participant in the Voting Trust, filed a Form 5 on February 14, 1997, reporting two transactions not previously reported on Form 4. Mr. Kavetas, a director, filed a Form 5 on February 26, 1997, reporting one transaction not previously reported due to an administrative oversight by the Company. Mr. Roush, a director, filed a Form 5 on February 21, 1997, reporting four transactions previously unreported.

         EXECUTIVE COMPENSATION AND SHAREHOLDINGS BY EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE: The following table sets forth information concerning annual and long-term compensation for services rendered to the Company for 1996, 1995 and 1994 by those persons who were chief executive officers and certain other current and former executive officers of the Company during 1996 (collectively, the Named Officers).

-----------------------------------------------------------------------------------------------------------------
                                                                     LONG-TERM COMPENSATION
                                                                             AWARDS
                                                                  RESTRICTED       SECURITIES            ALL
                                       ANNUAL COMPENSATION          STOCK          UNDERLYING           OTHER
  NAME AND PRINCIPAL                   SALARY        BONUS          AWARDS           OPTIONS         COMPENSATION
       POSITION             YEAR        ($)         ($) (a)        ($) (b)        (# OF SHARES)        ($) (c)
-----------------------------------------------------------------------------------------------------------------
Daniel J. Sullivan          1996      $583,000      $      0       $      0           94,643Sh         $ 31,212
  Director, Chairman,       1995       365,000       132,351         59,213                0             40,648
  President and CEO         1994       322,500       254,866        132,196                0             37,317
-----------------------------------------------------------------------------------------------------------------
Donald C. Brown             1996      $206,000      $      0       $      0           11,455Sh         $ 11,846
  Vice President-           1995       130,000        25,569          2,841                0              8,405
  Human Resources           1994       107,000        47,714              0                0              7,939
-----------------------------------------------------------------------------------------------------------------
John P. Chandler            1996      $251,000      $      0       $      0           11,455Sh         $ 16,819
  Vice President and        1995       200,000        58,241              0                0             18,519
  Treasurer                 1994       215,000       187,387         31,265                0             17,654
-----------------------------------------------------------------------------------------------------------------
Kathryn W. Dindo            1996      $183,000      $      0       $      0           10,110Sh         $ 11,285
  Vice President and        1995       120,000        57,600         14,400                0              1,276
  Controller                1994        46,154        15,548         12,144                0                  0
-----------------------------------------------------------------------------------------------------------------
John E. Lynch, Jr. (d)      1996      $111,285      $ 61,216       $      0           32,539Sh         $      0
  Vice President,
     General                1995             0             0              0                0                  0
  Counsel and Secretary     1994             0             0              0                0                  0
-----------------------------------------------------------------------------------------------------------------
Former Officer:
D. A. Wilson (e)            1996      $172,615      $      0       $      0                0           $847,506
  Senior Vice
     President-             1995       250,000        54,236         52,193                0             20,486
  Finance and Planning,     1994       233,192       134,291         94,933                0             19,093
  Secretary and CFO

--------------------------------------------------------------------------------

(a) Reflects incentive compensation earned. For years prior to 1996, reflects incentive compensation earned, less amounts used to purchase Restricted Book Value Shares (RBV Shares) under the Consolidated Restricted Book Value Shares Plan for Caliber System, Inc. (RBVS Plan). Amounts used to purchase RBV Shares are included in the Long-Term Compensation column.

(b) The amounts set forth in this column for years prior to 1996 do not reflect conventional awards of restricted stock, but rather reflect amounts of compensation otherwise provided to the executive officer that he or she elected to use for the purchase of RBV Shares under the RBVS Plan. The amounts include (i) the portion of cash incentive compensation referred to in footnote (a) above, and (ii) the value of certain stock credits awarded under the Caliber System, Inc. Long-Term Stock Award Incentive Plan (LTS
    Plan). Effective December 30, 1996, the RBVS Plan was terminated. Repurchases of RBV Shares by the Company for cash and unrestricted stock were made in early 1997 at the December 31, 1995 book value of $18.64 per share. RBV Shares owned by the Named Officers as of December 31, 1996, and the aggregate value based upon the repurchase price were as follows: Mr. Sullivan, 43,031 ($802,098); Mr. Brown, 244 ($4,548); Mr. Chandler, 6,952
    ($129,585); Ms. Dindo, 737 ($13,738); and Mr. Wilson, 33,356 ($621,756). For
    additional information about the RBVS Plan, see the Compensation Committee Report.

(c) Reflects, for 1996, (i) dividend equivalents earned on stock credits awarded under the LTS Plan and predecessor plans (Mr. Sullivan, $20,691; Mr. Brown, $1,325; Mr. Chandler, $6,298; Ms. Dindo, $764; and

    Mr. Wilson, $5,485); (ii) Company matching contributions under the Caliber System, Inc. 401(k) Savings Plan, a voluntary contributory defined contribution employee benefit plan ($5,250 for each of the Named Officers except Mr. Lynch, who was not eligible to participate); (iii) allocations under the Caliber System, Inc. Stock Bonus Plan, a noncontributory defined contribution employee benefit plan, ($5,271 for each of the Named Officers except Mr. Lynch, who was not eligible to participate); and (iv) a one-time payment of $831,500 to Mr. Wilson upon his termination.

(d) Mr. Lynch joined the Company in July 1996 as Vice President, General Counsel and Secretary.

(e) Mr. Wilson terminated as an officer of the Company prior to the end of 1996. During 1996, Mr. Wilson was granted 27,604 options, all of which were forfeited upon his termination. In connection with his termination, Mr. Wilson received, on July 24, 1996, a distribution valued at $141,671, consisting of amounts withheld for the payment of taxes and of 6,067 shares of common stock. This distribution represented the conversion and payout of 8,426 stock credits previously awarded to him in the LTS Plan and predecessor plans.

     OPTION GRANTS IN 1996 TABLE: The following table sets forth certain information concerning options granted during 1996 to the Named Officers pursuant to the 1996 Equity Incentive Compensation Plan, as approved by the shareholders at the 1996 Annual Meeting.

----------------------------------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK PRICE
                                                                                             APPRECIATION
                                INDIVIDUAL GRANTS                                           FOR OPTION TERM
----------------------------------------------------------------------------------------------------------------
                       NUMBER OF       PERCENT OF
                       SECURITIES     TOTAL OPTIONS
                       UNDERLYING      GRANTED TO       EXERCISE
                        OPTIONS         EMPLOYEES        PRICE        EXPIRATION         5% ($)        10% ($)
       NAME             GRANTED          IN 1996        ($/SHARE)        DATE             (a)            (a)
----------------------------------------------------------------------------------------------------------------
Daniel J. Sullivan       94,643            11.4%        $ 38.500       May 7, 2006     $2,291,307     $5,807,294
Donald C. Brown          11,455             1.4%          38.500       May 7, 2006        277,326        702,879
John P. Chandler         11,455             1.4%          38.500       May 7, 2006        277,326        702,879
Kathryn W. Dindo         10,110             1.2%          38.500       May 7, 2006        244,763        620,350
John E. Lynch, Jr.       32,539             3.9%          20.875     July 21, 2006        427,237      1,082,573
D. A. Wilson             27,604             3.3%          38.500               N/A              0              0
----------------------------------------------------------------------------------------------------------------

(a) The assumed annual rates of appreciation of 5% and 10% would result in the price of the common stock increasing to $62.71 and $99.86, respectively, over the ten-year term for the options held by the Named Officers except Mr. Lynch. For the options held by Mr. Lynch, the assumed annual rates of appreciation of 5% and 10% would result in the price of the common stock increasing to $34.00 and $54.15, respectively.

     AGGREGATED OPTION EXERCISES IN 1996 AND 1996 OPTION VALUES TABLE: The following table summarizes options exercised during 1996 and presents the value of unexercised options held by the Named Officers at the end of 1996.

-------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED         VALUE          OPTIONS AT END OF 1996        AT END OF 1996
                         ON EXERCISE          REALIZED            # EXERCISABLE/            $ EXERCISABLE/
       NAME                   #                  $                UNEXERCISABLE             UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
Daniel J. Sullivan            0                   0                None/94,643                  N/A/$0
Donald C. Brown               0                   0                None/11,455                  N/A/$0
John P. Chandler              0                   0                None/11,455                  N/A/$0
Kathryn W. Dindo              0                   0                None/10,110                  N/A/$0
John E. Lynch, Jr.            0                   0                None/32,539                  N/A/$0
-------------------------------------------------------------------------------------------------------------

     LONG-TERM INCENTIVE PLANS TABLE: The following table sets forth information concerning long-term incentive plans pursuant to which the Named Officers received awards for 1996.

                          NUMBER OF       PERFORMANCE          ESTIMATED FUTURE PAYOUTS
                           SHARES           OR OTHER         UNDER NON-STOCK PRICE-BASED
                          UNITS, OR       PERIOD UNTIL                  PLANS
                        OTHER RIGHTS       MATURATION      THRESHOLD     TARGET     MAXIMUM
       NAME                   #            OR PAYOUT          (#)         (#)         (#)
Daniel J. Sullivan     PS       15,143       4 Years           0         15,143     22,715
                       SSC       1,182
Donald C. Brown        PS        3,055       4 Years           0          3,055      4,583
                       SSC         161
John P. Chandler       PS        3,055       4 Years           0          3,055      4,583
                       SSC         298
Kathryn W. Dindo       PS        2,696       4 Years           0          2,696      4,044
                       SSC         158
John E. Lynch, Jr.     PS        7,008       4 Years           0          7,008     10,513
                       SSC         255
D. A. Wilson           PS        5,945        1 Year           0              0          0
                       SSC           0

     PERFORMANCE SHARES (PS): The shares shown in this table represent performance shares granted pursuant to the 1996 Equity Incentive Compensation Plan. For the Named Officers, from 0% to 150% of the shares are to be earned over a four-year period, 1996 through 1999, based on the corporate growth in earnings-per-share and average return on beginning equity. The target number of shares will be earned if 100% of the targeted performance objectives are achieved, and the maximum number will be earned if 120% of the targeted objectives are achieved. No shares will be earned if 70% or less of the targeted performance objectives are achieved. For additional information about the Plan, see the Compensation Committee Report.

     SUPPLEMENTAL STOCK CREDITS (SSC): The credits shown in this table represent supplemental stock credits awarded in 1996 under the Long-Term Stock Award Incentive Plan. Supplemental stock credits are designed to provide value equal to that of contributions not made to participants' accounts in the Company's qualified defined contribution plans because of Internal Revenue Code limitations.

     CALIBER SYSTEM, INC. PENSION PLAN: The Pension Plan is a noncontributory qualified employee defined benefit plan. The Pension Plan provides retirement benefits after normal retirement at age 65 equal to the greater of (a) 1 1/3% of final 5-year average compensation, or (b) 1 3/4% of final 20-year average compensation up to $45,000 and 1 1/2% of final 20-year average compensation in excess of $45,000, times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. The following table shows estimated annual pension benefits payable as a straight life annuity under various assumptions based on final 20-year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1996 in the Salary and Bonus columns of the Summary Compensation Table.

                               PENSION PLAN TABLE

 AVERAGE ANNUAL          ESTIMATED ANNUAL PENSION BENEFITS UPON
COMPENSATION FOR                       RETIREMENT
 LAST 20 YEARS               FOR YEARS OF SERVICE INDICATED
   OF SERVICE        15 YEARS     20 YEARS     25 YEARS     30 YEARS
   $  200,000        $ 46,688     $ 62,250     $ 77,813     $ 93,375
      400,000          91,688      122,250      152,813      183,375
      600,000         136,688      182,250      227,813      273,375
      800,000         181,688      242,250      302,813      363,375
    1,000,000         226,688      302,250      377,813      453,375
    1,200,000         271,688      362,250      452,813      543,375

     At normal retirement, the credited years of service and the estimated final 20-year average compensation under the Pension Plan for the Named Officers are:
Mr. Sullivan, 30 years and $944,785; Mr. Brown, 29 1/2 years and $311,750; Mr. Chandler, 24 years and $368,329; Ms. Dindo, 19 3/4 years and $265,788; and Mr. Lynch, 20 3/4 years and $406,100. The current estimated annual compensation for the Named Officers if incentive compensation goals are met would be: Mr. Sullivan, $1,020,250; Mr. Brown, $311,750; Mr. Chandler, $363,950; Ms. Dindo,
$276,950; and Mr. Lynch, $406,100. These annual amounts are assumed for all years after 1996 for purposes of determining the above estimates of final 20-year average compensation. The actual credited years of service and final 20-year average compensation for Mr. Wilson upon his termination was 30 years and $268,203.

     Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under Federal income tax qualified plans. Since the Company believes the retirement income objectives of the Company's pension plan are appropriate for all eligible participants, it has adopted a non-qualified
Section 415 Excess Plan and a non-qualified Section 401(a)(17) Benefit Plan (the Excess Plans) providing for the payment from general funds (except in the case of a Change in Control as described below) of the benefits that would be lost by plan participants as a result of present or future Internal Revenue Code provisions which discriminate against higher paid employees. Upon the retirement or death of an Excess Plan participant, the supplemental retirement benefit payable with respect to such participant is determined under the pension formula set forth above, but without the limitations set forth in the Internal Revenue Code.

     CHANGE IN CONTROL AND MANAGEMENT RETENTION AGREEMENTS: The Company has entered into management retention agreements (the Agreements) with each of the Named Officers listed in the Summary Compensation Table and certain other key employees of the Company and its subsidiaries. The Agreements expire in November 1999, but will be automatically extended for additional one-year periods (subject to notice of non-renewal). Upon a change in control (as defined in the Agreements), the term of each Agreement is automatically extended for a period of 24 months. If, subsequent to a change in control, a qualifying termination (as defined in the Agreements) occurs, the executive will receive a lump sum payment equal to two times (three times for the Chief Executive Officer) the executive's annual salary and target bonus opportunity. The Company will provide the executive with medical, life insurance and disability coverage for 24 months (36 months for the Chief Executive Officer) and will also provide a payment in a lump sum equivalent to the then actuarial present value of the pension benefits under the Company's Pension Plan, Excess Plans and 401(k) Savings Plan (together, the Retirement Programs) that would be attributable to the same period (or if greater, in the case of the Chief Executive Officer, the number of additional months of age and service necessary to provide him with 30 years of service and an attained age of 56 under the Pension Plan and Excess Plans). The Company has provided that it will fund certain benefits, including the establishment of a grantor trust to fund benefits under the Agreements and the Company's Retirement Programs (other than plans qualified under the Internal Revenue Code).

     Certain of the Agreements provide that if any payments made to an executive in connection with a change in control are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, the executive will be provided with a gross-up payment with respect to the excise tax to restore the executive to the same after-tax position he or she would have had if the excise tax had not been imposed.

     In addition, certain awards of options and performance share awards under the Company's 1996 Equity Incentive Compensation Plan provide that upon a change in control (as defined in the Plan), options become immediately exercisable and, in the case of performance shares, the performance objectives are applied to the period ending the December 31 preceding the change in control.

     The Board of Directors believes that such Agreements and provisions benefit the Company and its subsidiaries by securing the continued services of key management personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change in control.

     OTHER AGREEMENTS AND ARRANGEMENTS: The Company has entered into employment contracts (the Contracts) with each of the Named Officers listed in the Summary Compensation Table and certain other key employees of the Company and its subsidiaries. These Contracts expire in January 1999, but will be automatically extended for additional one-year periods (subject to notice of non-renewal). The Contracts provide for payment of severance benefits to the covered employee during the term of the Contract if there is a termination of employment unrelated to a change in control initiated by: (1) the Company without cause, or
(2) by the covered employee for good reason. In this event, the severance benefits include: (1) a lump sum payment equal to one times (two times for the Chief Executive Officer) the sum of the covered employee's annual salary and target bonus opportunity; (2) continuation for one year (two years for the Chief Executive Officer) from the termination of employment, of medical, life insurance and disability coverage; and (3) payment in a lump sum of the then actuarial present value of the pension benefits under the Company's Retirement Programs that would be attributable to the same period.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                          1996 EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     Our Company's philosophy as to executive compensation is to align the interests of shareholders and management by tying executive compensation to corporate profitability and stock price appreciation while allowing the Company to attract, retain and motivate key executives. For 1996, the Compensation Committee selected an outside compensation consulting firm to assist in the development and implementation of a comprehensive executive compensation program that is designed to support the corporate goals and to make consistent, as appropriate, officers' pay programs across Caliber companies. As a result, the 1996 executive compensation program provided for: (a) competitive base salary levels, (b) annual incentive compensation based on the achievement of budgeted net income, and (c) long-term stock-based incentive opportunities.

     The Committee determined that the 1996 program should more closely align the individual cash components to the market and, therefore, included in the 1996 program a shifting of a portion of cash compensation from the incentive compensation component to base salaries.

     A general description of the executive compensation components follows:

Total Cash Compensation:
------------------------

     For 1996, the Compensation Committee, based on the recommendation of the outside compensation consulting firm, established a total cash compensation structure that provided for competitive pay levels. In establishing the cash compensation structure, data was obtained from executive compensation surveys and a fifteen-company comparator group which included companies in the S&P Trucking Index and other large transportation companies. The determination of each Executive Officer's level within the structure was made on the basis of such person's position and level of responsibility. Once the total cash compensation levels were established, salary midpoints and incentive compensation target amounts were determined within the range associated with each level.

     Base Salaries: Within the structure described above, and based on review by the Chief Executive Officer and the Committee, individual base salaries were determined for each of the Executive Officers.

     Cash Incentive Compensation: The Caliber System, Inc. Officers' Incentive Compensation Plan provides cash incentive opportunities that are directly linked to the Company's financial results. Under the 1996 Plan, 100% of an officer's target incentive compensation (ranging from 45% to 75% of the Executive Officer's base salary depending on position level) would be earned if the Company achieved consolidated net income equal to the annual budget. No incentive compensation would be earned if actual net income was equal to or less than 80% of budgeted net income. If actual net income exceeded budgeted net income, up to twice the target incentive compensation would be earned, with the maximum achieved when actual net income reaches 120% of budgeted net income. Notwithstanding the above calculation, a dollar amount of up to 10% of an Executive Officer's target incentive compensation (a) could be paid as additional incentive compensation, or (b) could be withheld from the amount otherwise computed, at the discretion of the Chief Executive Officer (or, in the case of the Chief Executive Officer, at the discretion of the Compensation Committee).

     Actual net income for the year was substantially less than budgeted net income; therefore, no incentive compensation was earned under the above calculation and no discretionary amounts were granted. Incentive Compensation, as set forth in the enclosed Summary Compensation Table, was paid to Mr. Lynch in accordance with the minimum guaranteed to him at the time he joined the Company in 1996.

Long-Term Stock-Based Incentive Compensation:
---------------------------------------------

     In May 1996, the shareholders of the Company approved the 1996 Equity Incentive Compensation Plan. Following shareholder approval, the Compensation Committee made the first of planned biennial grants of stock options and performance shares to Executive Officers. After 1995, no new awards of stock credits will be made under the previous Long-Term Stock Award Incentive Plan, except as described under Supplemental Stock Credits in the discussion following the Long-Term Incentive Plans Table.

     Stock Options: The number of stock options granted to an Executive Officer generally was based on the salary midpoint of the particular officer's level. On this basis, almost all grants, measured by the market value of shares subject to the grant, ranged from 225% to 625% of the base salary midpoint for the particular officer's level on the date of grant. The exercise prices of the options are also equal to the fair market value of the Company's common stock on the date the options were granted. For each grantee, 25% of the shares subject to an option grant vest on the 2nd, 3rd, 4th and 5th anniversary dates of the grant. Participants have ten years from the date of grant to exercise.

     Performance Shares: As in the case of the stock options, the specific number of performance shares granted to an Executive Officer generally was based on the salary midpoint of the particular officer's level. The first of planned biennial share grants with a value on the grant date equal to 60% to 100% of the salary midpoint, depending on the particular officer's level, were awarded to Executive Officers. From 0% to 150% of the grant is earned over a four-year period (1996 through 1999) generally based on the corporate growth in earnings-per-share (EPS) and average return on beginning equity. 100% of the grant (including dividends and earnings thereon) is earned if 12% annual growth in EPS and 14% average return on equity over the four-year period are achieved. Unless the actual annual growth in EPS and average return on equity exceed 70% of the target amounts, none of the grant is earned.

CEO Compensation:
-----------------

     For 1996, Mr. Sullivan's planned total cash compensation (including annual incentive compensation at target) was based on competitive total cash compensation for the CEO position in the marketplace using the sources discussed above. However, Mr. Sullivan received no cash incentive compensation payment for 1996, reflecting performance targets and the intention of the Committee, both as discussed above, that his cash compensation be closely linked to the financial performance of the Company.

Restricted Book Value Shares Plan:
----------------------------------

     The Restricted Book Value Shares Plan was terminated by the Board of Directors effective December 30, 1996. The Plan previously provided officers the ability to make elective after-tax investments in Company stock at book value. The Compensation Committee did not deem the Plan to be a necessary component of the officers' new compensation structure.

Tax Deduction for Compensation:
-------------------------------

     The Compensation Committee is aware that in some years a portion of compensation may not be deductible under the Internal Revenue Code by not qualifying under Section 162(m). The Committee continues to believe that shareholder interests are better served if the Committee retains the flexibility to make appropriate changes in cash and equity compensation plans if circumstances require. Such flexibility may be precluded under the restrictive provisions of shareholder approved plans.

STATUS OF REPORT
----------------

     The Board of Directors established compensation for the Company's Executive Officers on the basis of recommendations made by its Compensation Committee. The Compensation Committee is composed entirely of nonemployee directors. The names of the directors who served on the Compensation Committee during 1996 are set forth below.

                                        CALIBER SYSTEM, INC. COMPENSATION
                                        COMMITTEE
                                            C. R. Longsworth, Chairman
                                            N. C. Harbert
                                            G. J. Roush
                                            H. M. Watson, Jr.

PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total shareholder return on common stock with the S&P Composite 500 Stock Index and the S&P Trucking Index, respectively, for the five-year period commencing December 31, 1991 through December 31, 1996. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1991 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE THROUGH DECEMBER 31, 1996 OF $100 INVESTED AT YEAR-END 1991 WITH DIVIDENDS
                                   REINVESTED

          MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)              CALIBER SYSTEM            S&P 500            S&P TRUCKING
12/31/91                                        100                    100                   100
12/31/92                                        112                    108                   111
12/31/93                                        101                    118                   109
12/31/94                                         98                    120                   106
12/31/95                                         87                    165                    95
12/31/96                                         41                    203                    71

                OWNERSHIP OF COMPANY COMMON STOCK BY MANAGEMENT

     The following table sets forth the beneficial ownership as of February 28, 1997 of common stock by the Named Officers and all executive officers and directors as a group.

---------------------------------------------------------------------------------------------------------
                                                                      SHARES                     % OF
                               NAME                                   (a)(b)                 VOTING STOCK
---------------------------------------------------------------------------------------------------------
Daniel J. Sullivan
  Director, Chairman, President and CEO                                 35,779                   0.09
Donald C. Brown
  Vice President-Human Resources                                         1,806                   0.00
John P. Chandler
  Vice President and Treasurer                                          12,134                   0.03
Kathryn W. Dindo
  Vice President and Controller                                          1,081                   0.00
John E. Lynch, Jr.
  Vice President, General Counsel and Secretary                              0                   0.00
14 Directors and Executive Officers as a group                       2,171,801                   5.58
Former Officer:
D. A. Wilson
  Senior Vice President-Finance and Planning,
  Secretary and CFO                                                     53,040(c)                0.14

--------------------------------------------------------------------------------

(a) Includes shares held pursuant to the Stock Bonus Plan and Employee Stock Ownership Plan as of December 31, 1996: Mr. Sullivan, 9,360 shares; Mr. Brown, 555 shares; Mr. Chandler, 3,336 shares; Ms. Dindo, 200 shares; all executive officers as a group, 13,733 shares; and Mr. Wilson, 9,786 shares.

(b) In addition to the shares listed in the table which are beneficially owned, the following executive officers have Caliber stock units credited to their deferred compensation accounts as of December 31, 1996: Mr. Sullivan, (26,812); Mr. Brown, (1,802); Mr. Chandler, (8,099); Ms. Dindo, (1,104); and
    Mr. Lynch, (255). The accounts reflect awards under the Long-Term Stock Award Incentive Plan and predecessor stock credit plans. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Stock units are distributed as shares in five annual installments after retirement. They are fully vested at age 55.

(c) Includes 105 shares owned by family members as to which Mr. Wilson disclaims beneficial ownership.

                      DESIGNATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     A proposal will be presented at the Annual Meeting to ratify the designation of Ernst & Young LLP as independent auditors of the Company for 1997. Ernst & Young LLP have been the independent auditors of the Company since 1951. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 1998 Annual Meeting must be received in writing by the Company at its principal offices by December 15, 1997, in order to be included in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting. Proposals must comply with federal securities regulations and Ohio law.

                              COST OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

                                        J. E. Lynch, Jr.
                                        Secretary

April 14, 1997

                              CALIBER SYSTEM, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1997.

         The undersigned hereby appoints R. A. Chenoweth, J. E. Lynch, Jr. and
P D. J. Sullivan, or any of them or their substitutes, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to
R represent and to vote, as designated on the reverse side, all the shares of common stock of Caliber System, Inc. held of record by the undersigned at
O the close of business on March 25, 1997, at the Annual Meeting of Shareholders to be held Wednesday, May 14, 1997, or any adjournment
X thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Y
         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed, and FOR the ratification of independent auditors for 1997.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                            -----------
                                                            SEE REVERSE
                                                                SIDE
                                                            -----------

                                                                      0913

     Please mark your
[X]  votes as in this
     example.

                FOR   WITHHELD                                                                        FOR   AGAINST   ABSTAIN
                                      Director Nominees: G. B. Beitzel,   2. Ratification of Ernst &
1. Election of  [ ]     [ ]           R. A. Chenoweth, N. C. Harbert,        Young LLP as             [ ]      [ ]      [ ]
   Directors                          H. L. Kavetas, C. R. Longsworth,       independent auditors.
                                      G. J. Roush, D. J. Sullivan and
For, except vote withheld from        H. M. Watson, Jr.                                          DIRECTORS RECOMMEND A VOTE FOR
the following nominee(s):

--------------------------


                                                                                                Confidential
                                                                                                    Vote        [ ]
                                                                                                  Requested

                                                                                                 Will Attend    [ ]
                                                                                                Annual Meeting

                                                                            NOTE: Please sign exactly as name
                                                                            appears hereon. Joint owners should each
                                                                            sign. When signing as attorney,
                                                                            executor, administrator, trustee or
                                                                            guardian, please give full title as
                                                                            such. Please mark, sign, date and return
                                                                            the proxy promptly in the enclosed
                                                                            postage paid envelope.


                                                                            -----------------------------------------


                                                                            -----------------------------------------
                                                                            SIGNATURE(S)                     DATE

DIRECTIONS TO CALIBER
SHAREHOLDERS MEETING

MAY 14, 1997 AT 9:00 A.M.

QUAKER SQUARE HILTON INN
                                             [MAP OF DIRECTIONS]
135 SOUTH BROADWAY

AKRON, OHIO

(330) 253-5970